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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT  (DATE OF EARLIEST EVENT REPORTED):            FEBRUARY 25, 1999

                          MULTIMEDIA ACCESS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                   000-29020                75-2528700
(STATE OF INCORPORATION)    (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER
                                                         IDENTIFICATION NO.)

       2665 VILLA CREEK DRIVE, SUITE 200, DALLAS, TEXAS           75234
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:      (972) 488-7200

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On February 25, 1999, the Company issued 945,000 shares of Series B Convertible Preferred Stock, par value $.0001 per share (the "Series B Preferred Stock") at $10.00 per share, raising $9,450,000 in gross proceeds for the Company. Two affiliates of the Company, H.T. Ardinger and M. Douglas Adkins, contributed $4 million each in the offering.

         The Series B Preferred Stock shall rank senior to all classes of Common Stock and on parity with the Series A Convertible Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution. Holders of record of the outstanding shares of Series B Preferred Stock are entitled to receive dividends on the Series B Preferred Stock at an annual rate equal to $0.80 per share payable semi-annually in arrears in cash or, at the option of the Company, in shares of Common Stock of the Company valued at the average trading price of the Common Stock for the twenty (20) consecutive trading days ending ten (10) trading days prior to the dividend payment date. The holders of Series B Preferred Stock have no voting rights.

         Each holder of shares of Series B Preferred Stock has the right, subject to any applicable laws and regulations, at any time commencing one hundred twenty (120) calendar days from the closing of the Company's Series B Preferred Stock Offering at the holder's option to convert each share of Series B Preferred Stock into shares of Common Stock at $3.625 per share of underlying Common Stock (subject to adjustment) for each $10.00 liquidation value share of Series B Preferred Stock.

         The Company has the right, at its sole discretion and upon thirty calendar days written notice to each holder of Series B Preferred Stock, to cause the Series B Preferred Stock to be converted into shares of Common Stock at $3.625 per share of Common Stock (i) at any time and from time to time after February 16, 1999, if the average trading price of the Common Stock for any twenty (20) trading days within a period of thirty (30) consecutive trading days has equaled or exceeded $5.80 or (ii) at any time after February 15, 2002.

         Within 180 calendar days of closing of the offering of the Company's Series B Preferred Stock, the Company shall use its best efforts to register under the Securities Act of 1933 (the "1933 Act") the shares of Common Stock of the Company underlying the shares of the Series B Preferred Stock. The Company shall use its best efforts to cause such registration to become effective and to keep such registration current under the 1933 Act.

         Pursuant to the subscription agreement signed by all purchasers of the Series B Preferred Stock, the total number of shares of Common Stock into which the Preferred Stock may be converted may not exceed 20% of the issued and outstanding Common Stock of the Company without the approval of the Company's shareholders. The Company will seek such approval at its 1999 Annual Meeting of Shareholders currently scheduled for May 20, 1999.


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ITEM 5.  OTHER EVENTS

         The press release dated February 25, 1999, attached to this report as
Exhibit 99.1 is incorporated herein by reference.

ITEM 7   FINANCIAL STATEMENTS AND EXHIBITS

         (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

             None.

         (b) PRO FORMA FINANCIAL INFORMATION.

             None.

         (c) EXHIBITS.

             3(d) Certificate of Designations of Series B Convertible Preferred Stock

             99.1 Press Release dated February 25, 1999



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MULTIMEDIA ACCESS CORPORATION
March 11, 1999                     By:  /s/ William S. Leftwich
                                        -----------------------------------
                                        William S. Leftwich
                                        Chief Financial Officer and
                                        Secretary



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                                INDEX TO EXHIBITS


EXHIBIT NUMBER         DESCRIPTION

     3(d)              Certificate of Designations of Series B Convertible
                       Preferred Stock

     99.1              Press Release dated February 25, 1999.